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                                                                                                                       EXHIBIT 11
                                       SERVICE MERCHANDISE COMPANY, INC. AND SUBSIDIARIES
                                      Computation of Earnings Per Common Share (Unaudited)
                                              (In thousands, except per share data)
                                                                        December 31            January 1              January 1
                                                                           1995                   1995                  1994
                                                                      ----------------      -----------------      ----------------

Primary
- -------
Earnings before extraordinary loss and cumulative
  effect of change in accounting principle                                    $50,325                $61,570               $82,315

Extraordinary loss from early extinguishment of debt,
  net of tax benefit of $3,462 and $4,982 in fiscal
  1994 and 1993, respectively                                                       -                 (5,415)               (7,474)

Cumulative effect of change in accounting principle                                 -                      -                 7,742

                                                                       ---------------      -----------------      ----------------
Net earnings                                                                  $50,325                $56,155               $82,583
                                                                       ===============      =================      ================
Shares:
- -------
  Weighted average common shares outstanding                                   99,059                 98,549                98,294
  Weighted average shares of restricted
    stock outstanding                                                             627                    883                   948

  Additional shares assuming exercise of stock options                          1,771                  1,941                 2,836
                                                                       ---------------      -----------------      ----------------
  Weighted average common shares and common shares
  equivalents outstanding - primary                                           101,457                101,373               102,078
                                                                       ===============      =================      ================
Earnings before extraordinary loss and cumulative
  effect of change in accounting principle                                      $0.50                  $0.61                 $0.80

Extraordinary loss from early extinguishment of debt,
  net of tax benefit                                                                -                  (0.06)                (0.07)

Cumulative effect of change in accounting principle                                 -                      -                  0.08
                                                                       ---------------      -----------------      ----------------

Primary net earnings per common share                                           $0.50                  $0.55                 $0.81
                                                                       ===============      =================      ================


Assuming Full Dilution
- ----------------------

Earnings before extraordinary loss and cumulative
  effect of change in accounting principle                                    $50,325                $61,570               $82,315

Extraordinary loss from early extinguishment of debt,
  net of tax benefit of $3,462 and $4,982 in fiscal
  1994 and 1993, respectively                                                       -                 (5,415)               (7,474)

Cumulative effect of change in accounting principle                                 -                      -                 7,742
                                                                      ----------------      -----------------      ----------------
Net earnings                                                                  $50,325                $56,155               $82,583
                                                                      ================      =================      ================

Shares:
- -------
  Weighted average common shares outstanding                                   99,059                 98,549                98,294
  Weighted average shares of restricted
    stock outstanding                                                             627                    883                   948
  Additional shares assuming exercise of stock options                          1,798                  1,954                 2,858
                                                                      ----------------      -----------------      ----------------
  Weighted average common shares and common
    share equivalents outstanding - fully diluted                             101,484                101,386               102,100
                                                                      ================      =================      ================
Earnings before extraordinary loss and cumulative
  effect of change in accounting principle                                      $0.50                  $0.61                 $0.80

Extraordinary loss from early extinguishment of debt,
  net of tax benefit                                                                -                  (0.06)                (0.07)

Cumulative effect of change in accounting principle                                 -                      -                  0.08
                                                                      ----------------      -----------------      ----------------
Fully diluted net earnings per common share                                     $0.50                  $0.55                 $0.81
                                                                      ================      =================      ================
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